UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2010

COCA-COLA ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-09300 (Commission File No.)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(770) 989-3000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Page 5

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 24, 2010, Coca-Cola Enterprises Inc. (“CCE”) sent a notice to all participants in the following CCE-sponsored 401(k) plans (collectively, the “Plan”) informing them of “blackout periods” expected to be imposed on the receipt of in-kind payments from, and transfers to other Plan investment options from, the Plan’s Coca-Cola Enterprises Inc. Stock Fund investment option (“CCE Stock Fund”):

•	Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan;
•	Coca-Cola Enterprises Inc. Savings and Investment Plan for Certain Bargaining Employees;
•	Central States Coca-Cola Bottling Company Bargaining Savings Plan;
•	Coca-Cola Enterprises Bargaining Employees’ 401(k) Plan;
•	Great Lakes Canning 401(k) Plan for Union Employees;
•	Lansing Matched Employee Savings and Investment Plan;
•	Coca-Cola Enterprises Savings Plan for Organized Employees of Southern New England; and
•	Coca-Cola Bottling Company of St. Louis Bargaining Employees Savings and Investment Plan.

These blackout periods are expected to occur in connection with the closing of the pending merger transaction with The Coca-Cola Company (the “Transaction”), which will result in all shares of CCE common stock held in the CCE Stock Fund being exchanged for shares of International CCE Inc. (“New CCE”) common stock and cash consideration.

The blackout periods are necessary for the Plan’s administrator and trustee to clear all pending trades and determine all final CCE Stock Fund balances.  The notice stated that if the Transaction closes on or about October 2, 2010, the blackout periods will apply as follows:

•	the restriction on requests for in-kind payments from the CCE Stock Fund are expected to begin at 4:00 p.m. Eastern Time on September 24, 2010 and end the week of October 3, 2010; and

•
the restriction on transfers of amounts invested in the CCE Stock Fund to other Plan investment options is expected to begin at 4:00 p.m. Eastern Time on September 30, 2010 and end the week of October 3, 2010.

During the blackout periods and for a period of two years after the ending date of the blackout periods, CCE shareowners and other interested parties may obtain, without charge, the actual beginning and ending dates of the blackout periods by sending a written request to Coca-Cola Enterprises Inc., Corporate Secretary, 2500 Windy Ridge Parkway, Atlanta, GA 30339, or by calling 770.989.3141.

On August 24, 2010, CCE received notice of the blackout periods pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974.  On August 27, 2010, CCE sent a notice to its directors and executive officers informing them of the blackout periods pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, pursuant to which the directors and executive officers will be prohibited from trading in equity securities of CCE during the blackout periods, subject to certain limited exceptions.  A copy of the notice that was provided to CCE’s directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.04 by reference.

Where You Can Find Additional Information

In connection with the Transaction, CCE has filed a Registration Statement on Form S-4, together with three amendments thereto, with the Securities and Exchange Commission (the “SEC”). CCE SHAREOWNERS ARE URGED TO READ THE REGISTRATION STATEMENT AND AMENDMENTS THERETO CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

CCE shareowners and other interested parties can obtain, without charge, a copy of the Form S-4, amendments thereto, and other relevant documents filed with the SEC at CCE’s website (www.cokecce.com) or at the SEC’s website (www.sec.gov).

CCE and certain of its directors, executive officers, and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareowners of CCE with respect to the Transaction.  Information regarding the persons who may be considered “participants” in the solicitation of proxies, and their beneficial ownership of CCE common stock, is set forth in the Form S-4 described above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Notice of Blackout Period to Directors and Executive Officers of Coca-Cola Enterprises Inc., dated August 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly  caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2010	COCA-COLA ENTERPRISES INC.

	By:	/S/ WILLIAM T. PLYBON
William T. Plybon
Vice President, Secretary and Deputy General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Notice of Blackout Period to Directors and Executive Officers of Coca-Cola Enterprises Inc., dated August 27, 2010